FILED PURSUANT TO RULE 424(B)(5)

REGISTRATION NO.: 333-206353

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 17, 2017)

862,097 Shares of Common Stock
$3.10 per Share

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering an aggregate of 862,097 shares of our common stock (“Common Stock”) for a purchase price of $3.10 per share. In a concurrent private placement, we will issue to the purchasers of shares in this offering warrants to purchase an aggregate of 862,097 shares of our Common Stock (the “Warrants”). The Warrants will be exercisable on the six month anniversary of the date of issuance and will have an initial exercise price of $5.20 per share. The Warrants will expire five and one-half years after the date of issuance. The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended, pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

We have retained H.C. Wainwright & Co., LLC, as placement agent (the “Placement Agent”) to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We expect that the delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or before April 17, 2017.

Our common stock is listed on the Nasdaq Global Market under the symbol “SPU.” On April 11, 2017, the last reported sale price of our common stock was $5.68 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. As of April 11, 2017, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $9,791,951, based on 4,311,090 shares of outstanding common stock, of which 1,723,935 shares are held by non-affiliates, and a per share price of $5.68, which was the closing price of our common stock on April 11, 2017. As of the date of this prospectus supplement, we have not offered any securities during the past twelve months pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus supplement forms a part, securities in a public primary offering with a value exceeding one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million.

	Per Share of Common Stock	Total
Public offering price	$3.10	$2,672,500
Placement Agent commissions to be paid by us(1)	$0.217	$187,075
Proceeds, before expenses, to us	$2.883	$2,485,425

(1) In addition, we have agreed to issue to the placement agent warrants to purchase a number of shares of common stock equal to 4% of the shares issued in this offering and to reimburse expenses of the placement in the non-accountable sum of $65,000. Please see “Plan of Distribution” for further information on compensation arrangements.

Investing in our common stock involves a high degree of risk. Before buying any common stock, you should carefully consider the risks that we have described in “Supplemental Risk Factors” beginning on page S-9 of this prospectus supplement, as well as those described in our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

RODMAN & RENSHAW

A unit of H.C. Wainwright & Co.

The date of this prospectus supplement is April 13, 2017.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We have not, and the Placement Agent has not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). This prospectus supplement amends and supplements the information in the prospectus, dated August 3, 2015, filed as a part of our registration statement on Form S-3 (File No. 333-206353), as amended by Amendment No. 1, filed with the Securities and Exchange Commission on February 17, 2017, declared effective as of February 23, 2017 (the “Registration Statement”). This prospectus supplement should be read in conjunction with the accompanying prospectus, and is qualified by reference thereto, except to the extent that the information herein amends or supersedes the information contained in the accompanying prospectus.  This prospectus supplement is not complete without, and may only be delivered or utilized in connection with, the accompanying prospectus, and any future amendments or supplements thereto.

Our Registration Statement allows us to offer from time to time a wide array of securities. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our Registration Statement and other general information that may apply to this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock, and other information that you should know before investing. You should carefully read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” before investing in our securities.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

As used in this prospectus supplement, “SkyPeople Fruit Juice, Inc.,” the “Company,” “we,” “our” or “us” refers to SkyPeople Fruit Juice, Inc., and its subsidiaries on a consolidated basis, unless otherwise indicated.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and our consolidated financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

We are a holding company incorporated under the laws of the State of Florida We have five direct wholly owned subsidiaries: Pacific Industry Holding Group Co., Ltd., (“Pacific”), a company incorporated under the laws of the Republic of Vanuatu, Belkin Foods Holdings Group Co., Ltd., (“Belkin”), a company incorporated under the laws of the British Virgin l FullMart Holding Limited (“FullMart”), a company organized under the laws of British Virgin Island, , Harmony MN Inc., (“Harmony”), a company organized under the laws of the State of Delaware, and SkyPeople Food Holding Limited (“SkyPeople Food”), company organized under the laws of British Virgin Island. SkyPeople Food holds 100% equity interest of HeDeTang Holding (HK) Ltd. (“HeDeTang Holding (HK)”), a company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), HeDeTang Holding (HK) holds 73.41% of the equity interest of SkyPeople Juice Group Co., Ltd., (“SkyPeople (China)”), a company incorporated under the laws of the PRC. SkyPeople (China) has eight subsidiaries, all limited liability companies organized under the laws of the PRC: (i) Shaanxi Qiyiwangguo Modern Organic Agriculture Co., Ltd. (“Shaanxi Qiyiwangguo”), (ii) Huludao Wonder Fruit Co., Ltd. (“Huludao Wonder”), (iii) Yingkou Trusty Fruits Co., Ltd. (“Yingkou”), (iv) Hedetang Foods Industry (Yidu) Co. Ltd., (“Food Industry Yidu”), (v) SkyPeople (Suizhong) Fruit and Vegetable Products Co., Ltd. (“SkyPeople Suizhong”), (vi) Hedetang Agricultural Plantation (Yidu) Co. Ltd. (“Agricultural Plantation Yidu”), (vii) Xi’an Hedetang Fruit Juice Beverages Co., Ltd. (“Xi’an Hedetang”), and (viii) Xi’an CornucopiaInternational Co., Ltd. (“Xi’an Cornucopia). Shenzhen TianShunDa Equity Investment Fund Management Co., Ltd. (the “TSD”), a limited liability corporation registered in China, holds another 26.36% of the equity interest of SkyPoeple (China). FullMart holds 100% of equity interest of Hedetang Holdings (Asia Pacific) Ltd. (“Hedetang Holdings (Asia Pacific)”), a company organized under the laws of Hong Kong. Hedetang Holdings (Asia Pacific) holds 100% of the equity interest of Hedetang Foods (China) Ltd. (“Hedetang Foods (China)”), Hedetang Foods (China) holds 55% of the equity interest of Xi’an Hedetang E-commerce Co. Ltd. (“Hedetang E-commerce”), a company incorporated under the laws of the PRC, and 100% of the equity interest of Hedetang Holding Group Co. Ltd., (“Hedetang Holding”), a company incorporated under the laws of the PRC, which holds 100% of Hedetang Foods Industry (Xi’an) Co. Ltd., (“Food Industry Xi’an”), a company incorporated under the laws of the PRC. Xi'an Ri Ying Financial Management Limited holds the remaining 45% of the equity interest of Hedetang E-commerce. Food Industry Xi’an has nine subsidiaries, (i) SkyPeople Suizhong, (ii) Food Industry Yidu, (iii) Hedetang Food Industry (Jingyang) Co. Ltd. (“Fruit Industry Jingyang”), (iv) Hedetang Foods Industry (Zhouzhi) Co. Ltd. (“Foods Industry Zhouzhi”), and (v) Shaanxi Guo Wei Mei Kiwi Deep Processing Co., Ltd. (“Guo Wei Mei”). (vi) Hedetang Agricultural Plantations (Yidu) Co., Ltd(“Agricultural Plantations Yidu”), (vii) Hedetang Agricultural Plantations ( Mei County) Co., Ltd(“Agricultural Plantations Mei County”), (ⅷ) Hedetang Farm Products Trading Market (Mei County) Co., Ltd (“Trading Market Mei County”) and (ⅸ) Hedetang Farm Products Trading Market (Yidu) Co., Ltd (“Trading MarketYidu”). Belkin holds 100% of the equity interest of Future World Trading (Hong Kong) Limited (“Future World Trading (HK)”), a company organized under the laws of Hong Kong.

Products and Market

Through our indirect subsidiaries in the PRC, we are engaged in the production and sale of (1) fruit juice concentrates (including fruit purees, concentrated fruit purees and concentrated fruit juices); (2) fruit beverages (including fruit juice beverages and fruit cider beverages); and (3) other fruit-related products (including primarily organic and non-organic fresh fruits, dried fruit, preserved fruit, fructose) in and from the PRC.

S-2

We were recognized and certified as the Leading Agricultural Commercialization Enterprise of Shaanxi Province by Shaanxi Agricultural Bureau in March 2016. In November 2016, we were recognized and certified as the Star Enterprise in Agricultural Industrialization in Shaanxi province, China. In December 2016, we were awarded the title of The Demonstration Enterprise in Industrial Convergence Innovation. Our Company was granted an AA level Certificate of the Standard and Good Conduct Enterprise by the Standardization Administration of China (“SAC”) in April 2015, and a Best Small and Middle Enterprises by Forbes China in 2011. Our concentrated pear juice and concentrated kiwi juice were awarded the Most Famous Products in Shaanxi Province by the People’s Government of Shaanxi in February 2012. The certificate was renewed in 2014; the period of validity of new certificate is from December 2015 to December 2017. Our fruit juice concentrates, which primarily include apple, pear and kiwi, are sold to domestic customers and exported directly or via distributors to customers in Asia, North America, Europe, Russia and the Middle East. Our Hedetang branded fruit juice concentrates were awarded the Famous Brand in Shaanxi Province by the Shaanxi Government in February 2015. This award will expire in December 2017. We sell our Hedetang branded bottled fruit beverages domestically, primarily to supermarkets in the PRC. Our brand name “Hedetang” was awarded the Most Famous Brand in Shaanxi Province by the Shaanxi Administration Bureau for Industry and Commerce, and this award will expire in December 2018.

Our Huludao Wonder operation, a subsidiary which produces concentrated apple juice, suffered continued operating losses in the three fiscal years ended December 31, 2016 and the cash flows were minimal during the same three fiscal years. Thus, in December 2016, we established a restructuring plan to close our Hudludao Wonder operation. .

Specialty fruit juices, or “small breed” fruit juices, are juices squeezed from fruits that are grown in relatively small quantities such as kiwi juice, mulberry juice, turnjujube juice and pomegranate juice. Currently, our specialty juice beverage offerings include pear juice, kiwi juice and mulberry juice. At the end of 2016, we possessed 21 patents and proprietary technologies in the processing technology of specialty fruit juice and gained a number of honors and qualifications in the fruit juice industry.

We intend to complete our current construction in progress, which will help to further diversify our business to reduce market risk, and also expand our distribution channel of fruit juice beverages to meet increasing customer demand.

S-3

Organizational Structure

Our current organizational structure is set forth in the diagram below:

SkyPeople Fruit Juice, Inc.
(Florida, U.S.)
"SkyPeople"
100%
SkyPeople Foods Holdings Limited
(BVI)
"SkyPeople Foods"
100%
Pacific Industry Holding Group Co., Ltd.
(Vanuatu)
"Pacific"
100%
FullMart Holdings Limited
(BVI)
"FullMartl"
100%
Belkin Foods Holdings Group Limited
(BVI)
"Belkin"
100%
Harmony MN Inc.
(Delaware, U.S.)
"HMN"
100%
HeDeTang Holdings（HK)Ltd
(HK)
"HeDeTang Holdings(HK)"
100%
Hedetang Holdings (Aisa-Pacific)Ltd
(HK)
"HeDeTang Holdings (Aisa-Pacific)"
100%
Future World Trading
(HongKong)Limited
(HK)(20)
"Future World Trading（HK）"
73.41%
SkyPeople Juice Group Co., Ltd.
(PRC)(2)
"SkyPeople (China)"
26.36%
Shenzhen TianShunDa Equity Investment Fund Management Co., Ltd.
"Tianshunda"
100%
Hedetang Foods（China）Co.,Ltd
(PRC)(17)
"HeDeTang Foods（China）"
55%
Xi 'an Hedetang E-Commerce Co., Ltd.
(PRC)(16)
"Hedetang E-Commerce"
45%
Xi'an RiYing Financial Management Co., Ltd.
(PRC)(21)
"Xi' an RiYing"
100%
Hedetang Holding Group Co., Ltd.
(PRC)(11)
"Hedetang Holding"
100%
Hedetang Foods Industry (Xi 'an) Co., Ltd(10)
(PRC)
"Foods Industry Xi' an"
48.99%
Huludao Wonder Fruit Co., Ltd.
(PRC)(12)
"Huludao Wonder"
51.01%
10%
Xi' an Cornucopia International Co., Ltd.
(PRC)(9)
"Xi' an Cornucopia"
90%
99.4%
0.6%
Xi 'an Hedetang Fruit Juice Beverages Co.,Ltd.(PRC)(8)
"Xi' an Hedetang Juice Beverages"
90%
Yingkou Trusty Fruit Juice Co.,Ltd.
(PRC)(13)
"Yingkou"
10%
91.15%
Shaanxi Qiyiwangguo Modern Organic Agriculture Co., Ltd.
(PRC)(1)
"Shaanxi Qiyiwangguo"
0.5%
99.5%
SkyPeople (suizhong)Fruit and Vegetable Products Co.,Ltd.(PRC)(5)
"SkyPeople Suizhong"
20.77%
76.92%
Hedetang Foods Industry (Yidu) Co., Ltd.(3)
(PRC)
"Foods Industry Yidu"
2.31%
90%
Hedetang Foods Industry (Jingyang) Co., Ltd(14)
(PRC)
"Foods Industry Jingyang"
10%
90%
Hedetang Foods Industry (Zhouzhi) Co., Ltd(19)
(PRC)
"Foods Industry Zhouzhi"
10%
96.67%
Shaanxi Guo Wei Mei Kiwi Deep Processing Co., Ltd. (7)
(PRC)
"Guo Wei Mei"
3.33%
40.91%
51.51%
Hedetang Agricultural Plantations(Yidu) Co., Ltd
(PRC)(4)
"Agricultural Plantations Yidu"
7.58%
Hedetang Farm Products Trading Market（Yidu） Co.,Ltd.
(PRC)(15)
"Trading Market Yidu"
90%
10%
90%
Hedetang Farm Products Trading Market（Mei County） Co.,Ltd..
(PRC)(6)
"Trading Market Mei County"
60%
40%
Hedetang Agricultural Plantations(Mei County) Co., Ltd
(PRC)(18)
"Agricultural Plantations Mei County"
10%

(1) Xi’an Qinmei Food Co., Ltd., an entity not affiliated with the Company, owns the remaining 8.85% of the equity interest in Shaanxi Qiyiwangguo.

(2) Formerly known as Shaanxi Tianren Organic Food Co. Ltd.

(3) Hedetang Foods Industry (Yidu) Co., Ltd., formerly known as SkyPeople Juice Group Yidu Orange Products Co., Ltd., was established on March 13, 2012. Its scope of business includes deep processing and sales of oranges.

(4) Hedetang Agricultural Plantations (Yidu) Co., Ltd., formerly known as Hedetang Fruit Juice Beverages (Yidu) Co., Ltd., was established on March 13, 2012. Its scope of business includes the planting, acquisition and sales of vegetables, fruits, flowers, farm products; fresh fruit picking; research, training and promotion of planting and breeding technology.

(5) SkyPeople (Suizhong) Fruit and Vegetable Products Co., Ltd. was established on April 26, 2012. Its scope of business includes the initial processing, quick-frozen and sales of agricultural products and related by-products.

(6) Hedetang Farm Products Trading Market (Mei County) Co., Ltd., formerly known as SkyPeople Juice Group (Mei County) Kiwi Fruit and Farm Products Trading Market Co., Ltd. (“Kiwi Fruit & Farm Products”) was established on April 19, 2013. Its scope of business includes preliminary processing of agricultural and subsidiary products, establishment of trading market for agriculture products, and similar activities.

(7) Shaanxi Guo Wei Mei Kiwi Deep Processing Co., Ltd. was established on April 19, 2013. Its scope of business includes producing kiwi fruit juice, kiwi puree, cider beverages, and similar products.

(8) Xi’an Hedetang Fruit Juice Beverages Co., Ltd. (“Xi’an Hedetang”) was established on March 31, 2014. Its scope of business includes the production and sales of fruit juice beverages.

(9) Xi’an Cornucopia International Co., Ltd. (“Cornucopia”) was established on July 2, 2014. Its scope of business includes the retail and wholesale of pre-packaged food.

(10) Shaanxi Fruitee Fun Co., Ltd. (“Fruitee Fun”) was established on July 3, 2014. Its scope of business includes retail and wholesale of pre-packaged food. Shaanxi Fruitee Fun Co., Ltd. (also known as Shaanxi Guoweiduomei Beverage Co., Limited) changed its name to Hedetang Foods Industry (Xi'an) Co., Ltd. ("Foods Industry Xi'an") on July 5, 2016.

S-4

(11) Hedetang Holding Group Co., Ltd., formerly known as Hedetang Holding Co., Ltd. (“Hedetang Holding”) was established on July 21, 2014. Its scope of business includes corporate investment consulting, corporate management consulting, corporate imagine design and corporative marketing planning.

(12) The Company acquired Huludao Wonder Co. Ltd. (“Huludao”) on June 10, 2008. Its scope of business mainly includes the manufacture and sale of concentrated fruit juice and fruit juice beverages.

(13) The Company acquired Yingkou Trusty Fruits Co., Ltd. (“Yingkou”) on November 25, 2009. Its scope of business mainly includes the manufacture of concentrated fruit juice.

(14) Hedetang Foods Industry (Jingyang) Co., Ltd. was established on June 7, 2016. Its scope of business includes processing, storage and sales of farm products, fruits, tea and snacks; research and promotion of processing technology of organic agriculture, fruit industry and agricultural products.

(15) Hedetang Farm Products Trading Market (Yidu) Co., Ltd. was established on March 23, 2016. Its scope of business includes construction, operation, and property management of a farm products trading market; e-commerce service of farm products; and construction and operation management of e-commerce information platform.

(16) Xi’an Hedetang E-Commerce Co., Ltd. was established on April 21, 2016. Its scope of business includes online sales of pre-packaged foods and bulk foods.

(17) The company acquired Hedetang Foods (China) Co., Ltd. (“Hedetang Foods China”) on May 18, 2016 through the acquisition of Belking Foods Holdings Group Co., Ltd., the 100% indirect shareholder of Hedetang Foods China, on the same date. The scope of business of Hedetang Foods China includes wholesale and retail of foods and beverages; import and export trade of fruit, vegetables, dried fruit; packaging; logistics and distribution; online sales; and business management consulting services.

(18) Hedetang Agricultural Plantations (Mei County) Co., Ltd. was established on September 2nd, 2016. Its scope of business includes the planting, acquisition and sales of vegetables, fruits, flowers, Chinese herbal medicine, farm products; fresh fruit picking; research, training and promotion of planting and breeding technology, development and training of E-commerce and online sales of agricultural and sideline products.

(19) Hedetang Foods Industry (Zhouzhi) Co., Ltd. was established on November 29, 2016. Its scope of business includes production, processing and sales of f kiwifruit wine, juice, puree and beverages; the storage and sales of fresh fruits; and import and export of a variety of products and technology.

(20) Future World Trading (Hong Kong) Limited (“Future World Trading (HK)”) was established on July 27, 2016, formerly known asSkyPeople International Trading (HK) Limited. It mainly engages in the import and export of food products.

(21) Xi’an RiYing Financial Management Co. Ltd (“Xi’an RiYing”) was established on January 21, 2014. Its main business scope includes financing consulting for NEEQ listed companies, M&A and reorganization planning, strategic planning for enterprise development, industrial competition analysis, financial tax planning, equity incentive system and market value management.

Corporate History

We were initially incorporated in 1998 in Florida as Cyber Public Relations, Inc. for the purpose of providing internet electronic commerce consulting services to small and medium sized businesses and did not have any material operations or revenue. On January 21, 2004, we purchased all of the outstanding share capital of Environmental Technologies, Inc., (“Environmental Technologies”), a Nevada corporation, in exchange for approximately 29,051 shares of the Company’s common stock (“Common Stock”). As a result, Environmental Technologies became our wholly-owned subsidiary and the Environmental Technologies shareholders acquired approximately 97% of our issued and outstanding Common Stock. We changed our name to Entech Environmental Technologies, Inc.

After our acquisition of Environmental Technologies, we operated through our wholly-owned subsidiary, H.B. Covey, Inc., (“H.B. Covey”), a business providing construction and maintenance services to petroleum service stations in the southwestern part of the United States and installation services for consumer home products in Southern California. In July 2007, we entered into and consummated a Stock Sale and Purchase Agreement pursuant to which we sold H.B. Covey.

We were a shell company with no significant business operations after we sold H.B. Covey. As a result of the consummation of a reverse merger transaction, on February 26, 2008 we ceased being a shell company and became an indirect holding company for SkyPeople (China) through Pacific. In May 2008, we changed our name to SkyPeople Fruit Juice, Inc.

S-5

On June 10, 2008, we acquired Huludao Wonder from Shaanxi Hede Investment Management Co., Ltd., (“Hede”), for a total purchase price of RMB 48,250,000, or approximately $6,308,591, based on the exchange rate on June 1, 2007. The payment was made through the offset of related party receivables. Prior to that, we operated our apple concentrate business out of the facilities of Huludao Wonder under a one-year lease agreement with Hede.

On June 17, 2009, we incorporated a new Delaware corporation called Harmony to be a wholly owned subsidiary of the Company with offices initially in California to act as a sales company for the Company. The total number of shares of capital stock that Harmony has authority to issue is 3,000 shares, all of which are Common Stock with a par value of $1.00 per share. On June 20, 2009, HMN was registered in the State of California to transact business in such state. HMN has not yet commenced operations and the Company plans to close down this dormant subsidiary.

On November 25, 2009, we acquired Yingkou for a purchase price of RMB 22,700,000 (or $3,325,569 based on the exchange rate of December 31, 2009), pursuant to the Stock Purchase Agreement that SkyPeople (China) entered into with Shaanxi Boai Pharmaceutical & Scientific Development Co., Ltd. (“Shaanxi Boai”, formerly known as “Xi’an Dehao Investment & Consultation Co., Ltd.”), on November 18, 2009. Yingkou commenced operating activities in the fourth quarter of 2010.

On March 13, 2012, we established Foods Industry Yidu (formerly known as SkyPeople Juice Group Yidu Orange Products Co., Ltd.) to engage in the business of deep processing and sales of oranges.

On March 13, 2012, we established Agricultural Plantations Yidu, (formerly known as Hedetang Fruit Juice Beverages (Yidu) Co., Ltd.) to engage the business of production and sales of fruit juice beverages.

On April 26, 2012 we established SkyPeople Suizhong to engage in the business of initial processing, quick-frozen and sales of agricultural products and related by-products.

On May 28, 2012, we acquired Hededetang Holdings (Asia-Pacifc) to engage in the store and sales of pre-packed foods, production and sales of fruit juice beverages through its controlling of its subsidiaries.

On April 19, 2013, we established Trading Market Mei County (formerly known as SkyPeople Juice Group (Mei County) Kiwi Fruit and Farm Products Trading Market Co., Ltd.) to engage in preliminary processing of agricultural and subsidiary products, the establishment of trading market and similar activities.

On April 19, 2013, we established Guo Wei Mei to engage in the business of producing kiwi fruit juice, kiwi puree and cider beverages, and similar products.

On March 31, 2014, we established Xi’an Hedetang to engage in the business of production and sales of fruit juice beverages.

On July 2, 2014, we established Xi’an Cornucopia to engage in the business of the retail and wholesale of pre-packaged food.

On July 3, 2014, we established Foods Industry Xi’an (formerly known as Shaanxi Fruitee Fun Co., Ltd.) to engage in the business of the retail and wholesale of pre-packaged food.

On July 21, 2014, we established Hedetang Holding to engage in the business of the retail and wholesale of pre-packaged food, research and development regarding pre-packaged food, bio-tech, machinery and packages, export of manufactured products and technology, business consulting and marketing planning.

On October 16, 2015, SkyPeople signed a Share Purchase Agreement with Skypeople International Holdings Group Limited to sell 5,321,600 shares of its common stock at $1.50 per share to Skypeople International Holdings Group Limited. The purchase price of $7,928,400 was paid by the cancellation of the loan from Skypeople International Holdings Group Limited to Skypeople under the loan agreement dated February 18, 2013, and renewed on February 18, 2014, in its principle amount. The remaining loan amount and interest owed was paid in cash.

S-6

On November 16, 2015, Agricultural Plantations Yidu (formerly known as Hedetang Fruit Juice Beverages (Yidu) Co., Ltd.) signed a construction agreement with China Yi Ye Group Co. Ltd. to engage China Yi Zhi Group Co. Ltd. to establish an orange comprehensive deep processing zone in Yidu. On November 23, 2015, construction began on the agricultural products trading market. The Company plans to finish the construction of the office building, R&D center, fruit juice production facility, cold storage and other areas in the second quarter of 2017, and construction on the distribution center is planned to be completed by the last quarter of 2017.

The Yidu project includes the establishment of:

1.	one modern orange distribution and sales center (the “distribution center”);

2.	one orange comprehensive utilization deep processing zone (the “deep processing zone”), including:

a) one 45 ton/hour concentrated orange juice and byproduct deep processing production line;

b) one bottled juice drink production line with a capacity to produce 6,000 glass bottles per hour;

c) one storage freezer facility with a capacity to store 20,000 tons of concentrated orange juice; and

d) general purpose facilities within the zone, office space, general research and development facilities, service area, living quarters and other ancillary support areas.

On March 11, 2016, SkyPeople China entered into a Share Transfer Agreement and a Capital Contribution (the “Agreements”) with Shenzhen TianShunDa Equity Investment Fund Management Co., Ltd. (the “TSD”), a limited liability corporation registered in China. Pursuant to the Agreements, TSD shall acquire 112,809,100 shares of SkyPeople China from SkyPeople HK and shall make a total capital contribution RMB 131,761,028.80 (approximately $20,270,928) to SkyPeople China, which is calculated based upon 8 times of SkyPeople China’s net profit per share for 2014 (about RMB 0.146 per share) multiplied by 112,809,100 shares. On March 18, 2016, TSD made a capital contribution of RMB 112,809,100 out of the RMB 131,761,029 (the “Capital Contributions”) as payment for the outstanding capital contribution due to SkyPeople China by SkyPeople HK. On May 9, 201, TSD made a capital contribution of the remaining RMB 18,951,929 (approximately $2,915,681) as an additional capital contribution to SkyPeople China, which was deposited into SkyPeople China’s capital surplus account. Following SkyPeople China’s receipt of the full Capital Contributions, the shares were transferred, resulting in TSD owning 112,809,100 shares, or 26.36%, of SkyPeople China.

On March 23, 2016, we established Trading Market Yidu to construct, operate, and manage property of the farm products trading market.

On April 21, 2016, we established Hedetang E-Commerce Co., Ltd. to sale pre-packaged foods and bulk foods online.

On May 18, 2016, we acquired Hedetang Foods China through the acquisition of Belkin to wholesale and retail of foods and beverages, import and export fruit, vegetables and dried fruit.

On June 7, 2016, we established Foods Industry Jingyang to engage in the business of processing, storage and sales of farm products, fruits, tea and snacks. This company has not commenced operations as of this report date.

On September 2, 2016, we established Agricultural Plantations Mei County to plant, acquire and sale vegetables, fruits, flowers, Chinese herbal medicine and other farm products.

On November 4, 2016, we acquired Future World Trading (HK) to engage in the import and export of food products.

On November 28, 2016, we acquired SkyPeople Foods to engage in the production and sale of foods and beverages through its subsidiaries.

On November 29, 2016, we established Foods Industry Zhouzhi to produce, process and sale kiwifruit wine, juice, puree and beverages. This company has not commenced operations as of this report date.

On November 30, 2016, we acquired FullMart to engage in foods trading business through its subsidiaries.

In December 2016, we established a restructuring plan to close our Hudludao Wonder operation.

Our Offices

Our principal executive office is located at 16F, National Development Bank Tower No. 2, Gaoxin 1st Road, Xi’an, PRC 710075, tel. 86-29-88377161. Our agent for service of process in the United States is CT Corporation, located at 818 West Seventh Street, Los Angeles, CA 90017.

Other Information

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2015, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016. For instructions on how to find copies of these documents, please see the section titled “Incorporation of Certain Information by reference” beginning on page S-16 of this prospectus supplement.

S-7

THE OFFERING

Issuer	SkyPeople Fruit Juice, Inc.

Securities offered by us	862,097 shares of common stock at a purchase price of $3.10 per share.

Common stock outstanding immediately prior to this offering(1)	4,311,090 shares.

Common stock to be outstanding immediately after this offering(1)	5,173,187 shares.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $2,405,500 after deducting estimated placement agent commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering primarily for general working capital purposes. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves a high degree of risk, and the purchasers of our common stock may lose all or part of their investment. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors,” and the accompanying prospectus.

Concurrent private placement

In a concurrent private placement, we are issuing to the purchasers of shares of our Common Stock in this offering a warrant to purchase one share of our Common Stock for each share purchased in this offering (the “Warrants”). The Warrants will be exercisable beginning on the six month anniversary of the date of issuance (the “Initial Exercise Date”) at an initial exercise price of $5.20 per share and will expire on the five and one-half year anniversary of the Initial Exercise Date. The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. In connection with the private placement, we will be required to file a registration statement on Form S-1 within 45 calendar days of the closing of the offering to provide for the resale of the shares of Common Stock issuable upon exercise of the Warrants. See “Private Placement Transaction and Warrants.”

NASDAQ Global Market Symbol	SPU

(1)	This number is based on 4,311,090 shares outstanding as of April 11, 2017.

S-8

SUPPLEMENTAL RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our most recent annual report on Form 10-K which is on file with the SEC and is incorporated herein by reference, (ii) our most recent quarterly reports on Form 10-Q, which are on file with the SEC and is incorporated by reference into this prospectus supplement, and (iii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus supplement. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in other Exchange Act reports that we file with the SEC, which will be subsequently incorporated herein by reference; by any other prospectus supplement; or by a post-effective amendment to the registration statement of which this prospectus supplement forms a part. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. For more information, see “Where You Can Find More Information,” “Incorporation By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

Governmental regulations affecting the import or export of products could negatively affect our revenue.

The United States and various other governments have imposed controls, export license requirements and restrictions on the export of some of our products. Governmental regulation of exports, or our failure to obtain required export approval for our products, could harm our international sales and adversely affect our revenue and profits. In addition, failure to comply with such regulations could result in penalties, costs and restrictions on export privileges. Additionally, the new U.S. presidential administration has indicated that it may seek changes to or withdraw the United States from various international treaties and trade arrangements. Uncertainty regarding policies affecting global trade may make it difficult for our management to accurately forecast our business, and increases in the duties, tariffs and other charges imposed on our products by the United States or other countries in which on our products are sold, or other restraints on international trade, could negatively affect our business and the results of our operations.

Our success depends substantially on the continued retention of certain key personnel and our ability to hire and retain qualified personnel in the future to support our growth.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. While we depend on the abilities and participation of our current management team generally, we rely particularly upon Mr. Hongke Xue, our chief executive officer (“CEO”); Mr. Yongke Xue, a member of the Company’s Board of Directors (the “Board”); and Mr. Hanjun Zheng, our interim chief financial officer (“CFO”). The loss of the services of Messrs. Hongke Xue, Yongke Xue or Hanjun Zheng for any reason could significantly adversely impact our business and results of operations. Competition for senior management and senior technology personnel in the PRC is intense and the pool of qualified candidates is very limited. Accordingly, we cannot guarantee that the services of our senior executives and other key personnel will continue to be available to us, or that we will be able to find a suitable replacement for them if they were to leave.

In the past, our Common Stock has been in danger of being delisted from the NASDAQ Stock Market (“NASDAQ”).

On each of April 20, 2016, May 24, 2016 and August 17, 2016, the Company received a notification letter from the staff of the Listing Qualifications Department of NASDAQ (the “Staff”) indicating that the Company was not in compliance with NASDAQ’s continued listing requirements because the Company was not in compliance with the NASDAQ Listing Rule 5250(c)(1) (the “Rule”) with respect to certain of its annual and current reports.

S-9

On May 16, 2016, the Company failed to meet the minimum $5,000,000 in Market Value of Publicly Held Shares requirement, and was provided 180 days, or until November 14, 2016, to regain compliance. On July 29, 2016, the Company regained compliance and this matter was closed.

On October 12, 2016, the Company received a delisting determination letter (the “Determination Letter”) from the Staff notifying the Company that, because the Company had not filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”) and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016, (together, the “Reports”) by October 11, 2016, the deadline by which the Company was to file all Reports in order to regain compliance with the Rule, the Company’s common stock was subject to delisting from the NASDAQ Global Market. The Determination Letter further noted that unless the Company requested an appeal of the Staff’s determination no later than 4:00 pm Eastern Time on October 19, 2016, trading of the Company’s common stock on the NASDAQ Global Market would be suspended at the opening of business on October 21, 2016, and a Form 25-NSE would be filed with the Securities and Exchange Commission (the “SEC”) removing the Company’s securities from listing and registration on the NASDAQ Global Market.

On October 19, 2016, the Company requested a hearing before the NASDAQ Hearings Panel (the “Panel”) under Listing Rule 5815(a) to appeal the delisting determination from the Staff. On November 2, 2016, the Company was granted an extended stay as to the suspension of the Company's shares from trading by the Panel until the Company's scheduled hearing before the Panel on December 15, 2016 and issuance of a final Panel decision. On November 18, 2016, the Staff notified the Company that it had not filed its Form 10-Q for the quarter ended September 30, 2016, which served as an additional basis for delisting. On November 28, 2016, the Company filed its Form 10-K for the year ended December 31, 2015. The Company’s hearing was held on December 15, 2016.

Following a hearing, the Panel required that the Company regain compliance by January 30, 2017. On December 20, 2016, January 11, 2017 and January 27, 2017, the Company filed its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016, respectively. By letter dated February 2, 2017, the Panel notified the Company that (i) the Company had regained compliance, (ii) the Company’s Common Stock would continue to be listed on the NASDAQ Global Market, and (iii) the Panel was closing the matter.

Future sales or other dilution of our equity could depress the market price of our Common Stock.

Sales of our Common Stock, preferred stock, warrants, debt securities or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our Common Stock. We have a number of institutional and individual shareholders that own significant blocks of our Common Stock. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our Common Stock could be negatively affected.

addition, the issuance of additional shares of our Common Stock, securities convertible into or exercisable for our Common Stock, other equity-linked securities, including preferred stock or warrants, debt securities or any combination of the securities pursuant to this prospectus will dilute the ownership interest of holders of our Common Stock and could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

S-10

NOTE CONCERNING FORWARD-LOOKING STATEMENTS

 This prospectus supplement of SkyPeople Fruit Juice, Inc. and the documents incorporated by reference herein include forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Other than statements of historical fact, all statements made in this prospectus supplement and in the documents incorporated by reference herein are forward-looking, including, but not limited to (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions. The following important factors, among others, could affect our future results and could cause those results to differ materially from those expressed in such forward-looking statements:

●	fluctuations in the supply of raw material;

●	general economic conditions and conditions which affect the market for our products;

●	changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing for our operations and investments;

●	our success in implementing our business strategy or introducing new products;

●	our ability to attract and retain customers;

●	changes in tastes and preferences for, or the consumption of, our products;

●	impact of competitive activities on our business;

●	risks associated with conducting business internationally and especially in the People’s Republic of China (“PRC”, or “China”), including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; and

●	other economic, financial and regulatory factors beyond the Company’s control

Any or all of our forward-looking statements in this prospectus supplement may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” incorporated by reference into this prospectus.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

We undertake no obligation to update forward-looking statements to reflect subsequent events, changed circumstances or the occurrence of unanticipated events.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting placement agent commissions and offering expenses, will be approximately $2,405,500 assuming all offered shares are sold at a purchase price of $3.10 per share.

We intend to use the net proceeds from this offering primarily for growth capital and general working capital. We have not determined the amounts we plan to spend on any specific purpose or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

S-11

DIVIDEND POLICY

We do not currently have any plans to pay any cash dividends in the foreseeable future on our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the State of Florida. We rely on dividends paid by our subsidiaries for our cash needs. The payment of dividends by entities organized in China is subject to limitations. Regulations in the PRC currently permit payment of dividends only out of accumulated profits based on PRC accounting standards and regulations. Our Chinese subsidiaries are also required to withhold at least 10% of their after-tax profit based on China’s accounting standards each year as their general reserves until the cumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends.

The Boards of Directors of our PRC subsidiaries, which are wholly foreign-owned enterprises, have the discretion to allocate a portion of their respective after-tax profits to its staff welfare and bonus funds, which are likewise not distributable to their equity owners except in the event of a liquidation of the foreign-invested enterprise. If the respective Boards decide to pay dividends in the future, these restrictions may impede our ability to pay dividends and/or the amount of dividends we could pay. In addition, if our subsidiaries incur debt in the future, the instruments governing such debt may restrict such entities’ ability to pay dividends or make other distributions to us.

Our Board of Directors has discretion to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our Board of Directors may deem relevant.

S-12

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated March 10, 2017, as amended (the “Engagement Agreement”), we have engaged H.C. Wainwright & Co., LLC (the “Placement Agent”), to act as our placement agent in connection with this offering of our securities pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the Engagement Agreement, the Placement Agent has agreed to be our placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of common stock in this offering. The terms of this offering were subject to market conditions and negotiations between us and prospective investors. The Engagement Agreement does not give rise to any commitment by the Placement Agent to purchase any of our shares of common stock, and the Placement Agent will have no authority to bind us by virtue of the Engagement Agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Upon receipt of investor funds for the purchase of the shares of our common stock offered pursuant to this prospectus supplement, we will deliver the shares of common stock being issued to the investors electronically. We expect to deliver the securities being offered pursuant to this prospectus supplement on or before April 17, 2017, subject to customary closing conditions.

Commissions and Offering Expenses

The Placement Agent proposes to offer the common stock at the offering price shown on the cover of this prospectus supplement.

As consideration for the services of the Placement Agent, the Placement Agent will receive a cash commission equal to 7.0% of the gross proceeds from the sale of our common stock in this offering and warrants entitling the Placement Agent to purchase an amount of our common stock equal to 4.0% of the aggregate number of shares of our common stock sold in this offering. The following table shows the public offering price, Placement Agent commissions and proceeds, before expenses, to us (excluding warrants issued to the Placement Agent).

	Per Share of Common Stock	Total
Public offering price	$3.10	$2,672,500
Placement Agent commissions to be paid by us	$0.217	$187,075
Proceeds, before expenses, to us	$2.883	$2,485,425

S-13

We have also agreed to reimburse the placement agent for expenses in the offering in the non-accountable sum of $65,000. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agents’ fees and expenses, will be approximately $15,000.

Placement Agent Warrants

We have agreed to issue to the Placement Agent warrants to purchase up to 34,484 shares of common stock sold in this offering (which represent 4.0% of the aggregate number of shares of common stock sold in this offering), at an exercise price of $5.20 per share. The Placement Agent warrants will have substantially the same terms as the warrants being sold in a concurrent private placement of warrants to purchase shares of common stock, except that the Placement Agent warrants will terminate on April 12, 2022. See “Private Placement Transaction and Warrants.” In addition, pursuant to FINRA Rule 5110(g), the Placement Agent warrants and any shares issued upon exercise of the Placement Agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Right of First Refusal and Tail Fee

We have agreed to give the Placement Agent a right of first refusal to act as our lead underwriter or placement agent during the 12-month period following the consummation of this offering if we or any of our subsidiaries decides to raise funds by means of a public offering or a private placement of equity or debt securities using an underwriter or placement agent, subject to certain exceptions. We have also agreed to a tail fee equal to the cash and warrant compensation in this offering if any investor to whom the Placement Agent introduced us with respect to this offering during the term of their engagement provides us with further capital during the 12-month period following termination of our engagement.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the engagement agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Lock-Up

We have agreed with the investors that, from the date of the Securities Purchase Agreement until 90 days after the closing date, we shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or ordinary share equivalents except for certain exempt issuances. In addition, we have agreed not to make any issuance that constitutes a variable rate transaction until such time that no investor holds any warrants.

Principal Market

Our common stock is listed on the Nasdaq Global Market under the symbol “SPU.”

S-14

PRIVATE PLACEMENT TRANSACTION AND WARRANTS

In a concurrent private placement (the “Private Placement Transaction”), we are issuing to purchasers of shares of our Common Stock in this offering warrants (collectively, the “Warrants”) to purchase one share of our Common Stock for each share of Common Stock purchased in this offering.

Each Warrant will be exercisable beginning on the six month anniversary of the date of its issuance (the “Initial Exercise Date”) at an initial exercise price of $5.20 per share, subject to adjustment. The Warrants will be exercisable for five and a half years from the Initial Exercise Date, but not thereafter. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and provided further that any increase in the Beneficial Ownership Limitation shall not be effective until 61 days following notice to us.

The exercise price and number of the shares of our Common Stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. The Warrants will be exercisable on a “cashless” basis in certain circumstances.

The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. Accordingly, purchasers may exercise the Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

We will be required to file a registration statement on S-1 within 45 calendar days following the execution of the Securities Purchase Agreement to provide for the resale of the shares of Common Stock issuable upon the exercise of the Warrants and will be obligated to use our best efforts to keep such registration statement effective during the term of the Warrants, and our commercially reasonable efforts to keep such registration statement effective at all times until no purchaser owns any Warrants or Warrant shares issuable upon exercise thereof.

S-15

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering; provided, however, that we are not incorporating any information furnished but not filed under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

●	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2016; June 30, 2016; and March 31, 2016;

●	our Current Reports on Form 8-K filed on April 13, 2017; March 23, 2017; December 30, 2016; November 23, 2016; October 14, 2016; September 23, 2016; September 9, 2016; August 19, 2016; August 1, 2016; June 21, 2016; May 27, 2016; May 19, 2016; April 22, 2016; April 15, 2016; April 5, 2016; March 16, 2016 and March 15, 2016; and

●	the description of our common stock in our Form 8-A, filed April 19, 2010 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-1 (File No. 333-159959) filed on June 12, 2009 and declared effective by the SEC on July 23, 2009, and any amendment or report filed with the SEC for purposes of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to SkyPeople Fruit Juice, Inc., Attention: Investor Relations Department, 16F, National Development Bank Tower No. 2, Gaoxin 1st Road, Xi’an, PRC 710075, telephone 86-29-88377161, or from the SEC through the SEC’s website at the web address provided below.

We file annual and quarterly reports, current reports on Form 8-K and proxy statements with the SEC.  The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

The information relating to our company contained in this prospectus is not comprehensive, and you should read it together with the information contained in the documents incorporated by reference.

S-16

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us Garvey Schubert Barer.

EXPERTS

The consolidated financial statements of SkyPeople Fruit Juice, Inc. appearing in SkyPeople Fruit Juice, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Wang Certified Public Accountant, P.C., CPA, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. The consolidated financial statements of SkyPeople Fruit Juice, Inc. appearing in SkyPeople Fruit Juice, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Armanino LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF SEC POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our amended and restated articles of incorporation and amended and restated bylaws, as each may be amended from time to time, provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Florida Business Corporations Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at http://www.ecoarkusa.com, through which you can access our SEC filings. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus supplement or the accompanying prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

S-17

PROSPECTUS

Subject to Completion, Dated February 17, 2017

Prospectus

SKYPEOPLE FRUIT JUICE, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell from time to time, in one or more series or issuances and at prices and on terms that we will determine at the time of the offering, shares of our common stock, preferred stock, debt securities, warrants, rights and units described in this prospectus, in any combination either individually or in units, up to an aggregate amount of $100,000,000. Unless otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of our securities for general working capital purposes.

Each time we sell securities hereunder, we will attach a supplement to this prospectus that contain the specific information about the terms of the offering, including the price at which we are offering the securities to the public. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Global Market under the symbol “SPU.” On February 16, 2017, the last reported sale price of our common stock was $6.26 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

As of February 16, 2017, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $10,791,833, which was calculated based on 1,723,935 shares of our outstanding common stock held by non-affiliates and a price of $6.26 per share, the last reported sale price for our common stock on February 16, 2017. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are referenced in this prospectus under “Risk Factors” and are discussed in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ●, 2017.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information; Incorporation by Reference.”

As used in this prospectus, “SkyPeople Fruit Juice, Inc.,” the “Company,” “we,” “our” or “us” refers to SkyPeople Fruit Juice, Inc. and its subsidiaries on a consolidated basis, unless otherwise indicated.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors,” our consolidated financial statements and other documents incorporated by reference.

Overview

We are a holding company incorporated under the laws of the State of Florida. We have two direct wholly owned subsidiaries: Pacific Industry Holding Group Co., Ltd., (“Pacific”), a company incorporated under the laws of the Republic of Vanuatu, and Harmony MN Inc., (“Harmony”), a company organized under the laws of the State of Delaware. Pacific holds 100% equity interest of SkyPeople Juice International Holding (HK) Ltd. (“SkyPeople International”), a company organized under the laws of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). SkyPeople International holds 73.42% of the equity interest of SkyPeople Juice Group Co., Ltd., (“SkyPeople (China)”), a company incorporated under the laws of the PRC. SkyPeople (China) has twelve direct subsidiaries, all limited liability companies organized under the laws of the PRC: (i) Shaanxi Qiyiwangguo Modern Organic Agriculture Co., Ltd., (“Shaanxi Qiyiwangguo”), (ii) Huludao Wonder Fruit Co., Ltd., (“Huludao Wonder”), (iii) Yingkou Trusty Fruits Co., Ltd., (“Yingkou”), (iv) SkyPeople Juice Group Yidu Orange Products Co. Ltd., (“Orange Products”), (v) “Hedetang Fruit Juice Beverage (Yidu) Co., Ltd., (“Hedetang Juice Beverages”), (vi) SkyPeople (Suizhong) Fruit and Vegetable Products Co., Ltd., (“SkyPeople Suizhong”), (vii) SkyPeople Juice Group (Mei County) Kiwi Fruit and Farm Products Trading Market Co., Ltd. (“Kiwi Fruit & Farm Products”), (viii) Shaanxi Guo Wei Mei Kiwi Deep Processing Co., Ltd. (“Guo Wei Mei”), (ix) Hedetang Holding Co., Ltd., (x) Xi’an Hedetang Fruit Juice Beverages Co., Ltd., (xi) Xi’an Cornucopia International Co., Ltd. and (xii) Shaanxi Fruitee Fun Co., Ltd.

Through our indirect subsidiaries in the PRC, we are engaged in the production and sale of (1) fruit juice concentrates (including fruit purees, concentrated fruit purees and concentrated fruit juices); (2) fruit beverages (including fruit juice beverages and fruit cider beverages); and (3) other fruit-related products (including primarily organic and non-organic fresh fruits, dried fruit, preserved fruit, fructose) in and from the PRC.

Our fruit juice concentrates, which primarily include apple, pear and kiwi, are sold to domestic customers and exported directly or via distributors to customers in Asia, North America, Europe, Russia and the Middle East. We sell our Hedetang branded bottled fruit beverages domestically, primarily to supermarkets in the PRC.

Specialty fruit juices, or “small breed” fruit juices, are juices squeezed from fruits that are grown in relatively small quantities such as kiwi juice, mulberry juice, turnjujube juice and pomegranate juice. Currently, our specialty juice beverage offerings include pear juice, kiwi juice and mulberry juice.

We intend to complete our current construction in progress, which will help to further diversify our business to reduce market risk, and also expand our distribution channel of fruit juice beverages to meet increasing customer demand.

Other Information

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2015, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016. For instructions on how to find copies of these documents, please see the section titled “Incorporation of Certain Information by reference” beginning on page 16 of this prospectus.

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THE OFFERING

Issuer	SkyPeople Fruit Juice, Inc.

Securities We May Offer	We may offer up to $100,000,000 in aggregate amount of our common stock and preferred stock, and various series of debt securities and warrants or rights, either individually or in units.

Use of Proceeds	We will use the net proceeds from the sale of our securities for general working capital purposes.

Risk Factors	See “Risk Factors” on page 3 and other information we include or incorporate by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Global Market Symbol	SPU

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our most recent annual report on Form 10-K which is on file with the SEC and is incorporated herein by reference, (ii) our most recent quarterly reports on Form 10-Q, which are on file with the SEC and is incorporated by reference into this prospectus, and (iii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in other Exchange Act reports that we file with the SEC, which will be subsequently incorporated herein by reference; by any prospectus supplement accompanying this prospectus; or by a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. For more information, see “Where You Can Find More Information,” “Incorporation By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

NOTE CONCERNING FORWARD-LOOKING STATEMENTS

 This prospectus of SkyPeople Fruit Juice, Inc. and the documents incorporated by reference herein include forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Other than statements of historical fact, all statements made in this prospectus and in the documents incorporated by reference herein are forward-looking, including, but not limited to (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions. The following important factors, among others, could affect our future results and could cause those results to differ materially from those expressed in such forward-looking statements:

●	fluctuations in the supply of raw material;

●	general economic conditions and conditions which affect the market for our products;

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●	changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing for our operations and investments;

●	our success in implementing our business strategy or introducing new products;

●	our ability to attract and retain customers;

●	changes in tastes and preferences for, or the consumption of, our products;

●	impact of competitive activities on our business;

●	risks associated with conducting business internationally and especially in the People’s Republic of China (“PRC”, or “China”), including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; and

●	other economic, financial and regulatory factors beyond the Company’s control

Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” incorporated by reference into this prospectus.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

We undertake no obligation to update forward-looking statements to reflect subsequent events, changed circumstances or the occurrence of unanticipated events.

USE OF PROCEEDS

The securities that may, from time to time, be listed under this prospectus may be sold by us.

Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, and future acquisitions and strategic investment opportunities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds from any sale of securities offered under this prospectus may be set forth in the prospectus supplement or in any related free writing prospectus relating to a specific offering. Pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Articles of Incorporation, as amended, which may be further amended from time to time, any certificates of designation for our preferred stock, and our amended and restated bylaws, as amended from time to time. The Florida Business Corporations Act may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

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On March 10, 2016, the Company filed with the Florida Secretary of State’s office an amendment to its Articles of Incorporation. As a result of the Articles of Amendment, the Company authorized and approved an 1-for-8 reverse stock split of the Company’s authorized shares of common stock from 66,666,666 shares to 8,333,333 shares, accompanied by a corresponding decrease in the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). The common stock continues have a par value of $0.001. No changes were made to the number of authorized preferred shares of the Company, which remains as 10,000,000. The amendment to the Articles of Incorporation of the Company took effect on March 16, 2016. As of February 16, 2017, there were 4,061,090 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.

Common Stock

Holders of shares of our Common Stock are entitled to one vote for each share on all matters to be voted on by the shareholders.  Except if a greater plurality is required by the express requirements of law or our amended and restated articles of incorporation, the affirmative vote of a majority of the shares of voting stock represented at a meeting of shareholders at which there shall be a quorum present shall be required to authorize all matters to be voted upon by our shareholders.  According to our charter documents, holders of our Common Stock do not have preemptive rights and are not entitled to cumulative voting rights.  There are no conversion or redemption rights or sinking funds provided for our shareholders.  Shares of our Common Stock share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available for distribution as dividends.  In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All of the outstanding shares of our Common Stock are fully paid and non-assessable.

Preferred Stock

 Our Articles of Incorporation provide that our Board may by resolution, without further vote or action by the stockholders, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designation, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. Once designated by our Board, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our Articles of Incorporation and any certificates of designation that the Board may adopt. Prior to the issuance of shares of each series of preferred stock, the Board is required by the Florida Business Corporations Act and the Articles of Incorporation, as amended, to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Florida. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board;

●	The rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative;

●	Whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

●	The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

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●	The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of common stock, other securities, or shares of any other class or series of preferred stock and the terms and conditions of such conversion or exchange;

●	The voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board; and

●	The preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Company, whether or not convertible into shares of stock with the Company.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our Board has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities that may be offered under this prospectus, we will describe the particular terms of any debt securities that may be offered in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under that prospectus supplement may differ from the terms we describe below.

Senior notes will be issued under a senior indenture, and subordinated notes will be issued under a subordinated indenture. Each indenture for debt securities issued by us will be entered into between us and a trustee to be named in such indenture. Forms of the senior indenture and the subordinated indenture will be filed as exhibits to an amendment to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms of the series of notes, including the following:

●	the title;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of notes in global form, and, if so, who the depository will be;

●	the maturity date;

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●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

●	whether or not the notes will be senior or subordinated;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion of any material or special U.S. federal income tax considerations;

●	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours. Any convertible debt securities that may be offered shall be convertible only into the common stock or preferred stock of the Company. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

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●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

●	if we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the debt securities due and payable immediately.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal, or premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of, or the premium, if any, or interest on, the debt securities.

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We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of notes of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, the rate of interest or any premium payable upon the redemption of any debt securities; and

●	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Discharge

Each indenture will provide that we can elect, under specified circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

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At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	reissue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. We will name in the applicable prospectus supplement the paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

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Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture will not limit the amount of subordinated debt securities that we may issue. It also will not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements, to be filed by amendment to the registration statement of which this prospectus is a part, as applicable, and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus and the related rights agent or subscription agent agreements and rights certificates. While the terms summarized below will apply generally to any rights that we may offer, we will describe the particular terms of any series of rights in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any rights offered under that prospectus supplement may differ from the terms described below. Specific rights agent or subscription agent agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to an amendment to the registration statement, of which this prospectus forms a part.

General

We may issue rights to purchase common stock, preferred stock, warrants or debt securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights issuance, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights issuance. Rights may be issued independently or together with any of our common stock, preferred stock, warrants and/or debt securities offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of rights will be issued under a separate rights agent or subscription agent agreement to be entered into between us and a bank or trust company, as rights agent or subscription agent, as applicable, all as further set forth in the prospectus supplement relating to the particular issue of rights. The rights agent or subscription agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

Terms

The prospectus supplement relating to a particular issue of rights to purchase our common stock, preferred stock, warrants and/or debt securities will describe the terms of those rights, which may include, without limitation, one or more of the following:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock, warrants and/or debt securities purchasable upon exercise of the rights;

●	the exercise price;

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●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	a discussion of any material U.S. federal income tax considerations.

Exercise of Rights

Each right would entitle the holder of the right to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, preferred stock, warrants and/or debt securities being offered. Holders may exercise rights at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will be void. Holders may exercise rights as described in the prospectus supplement relating to the rights being issued. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our common stock, preferred stock, warrants and/or debt securities, the holder will not have any rights as a holder of shares of our common stock, preferred stock, warrants and/or debt securities, as the case may be, by virtue of ownership of the rights.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of rights in more detail in the applicable prospectus supplement. We will file by amendment to the registration statement of which this prospectus is a part or incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below.

We may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, warrants or rights or any combination of such securities under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus which may include, without limitation, one or more of the following:

●	the title of the series of units;

●	the identification and description of the separate securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the securities comprising the units will be separately transferrable; and

●	any other material terms of the units and the securities comprising such units.

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PLAN OF DISTRIBUTION

We may sell our securities from time to time in one or more transactions. We may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we and/or dealers acting with us or on behalf of us may also purchase our securities and reoffer them to the public. We may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement. The securities may or may not be listed on a national securities exchange.

Agents whom we designate may solicit offers to purchase our securities.

●	We will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

●	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

●	Agents may be deemed to be underwriters under the Securities Act, of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

●	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

●	We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

●	The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

We may use a dealer to sell our securities.

●	If we use a dealer, we will sell our securities to the dealer, as principal.

●	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

●	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We will indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities the public offering price under delayed delivery contracts.

●	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

●	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

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●	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters may also impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our securities to the extent that it were to discourage resales of our securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The consolidated financial statements of SkyPeople Fruit Juice, Inc. appearing in SkyPeople Fruit Juice, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015 have been audited by Jia Roger Qian Wang, CPA, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. The consolidated financial statements of SkyPeople Fruit Juice, Inc. appearing in SkyPeople Fruit Juice, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014 have been audited by Armanino LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

Garvey Schubert Barer has provided an opinion on the validity of the securities being offered pursuant to this prospectus.

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering; provided, however, that we are not incorporating any information furnished but not filed under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

●	our Annual Reports on Form 10-K for the fiscal years ended December 31, 2015 and December 31, 2014;

●	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2016; June 30, 2016; March 31, 2016; September 30, 2015; June 30, 2015 and March 31, 2015;
●	our Current Reports on Form 8-K filed on December 30, 2016; November 23, 2016; October 14, 2016; September 23, 2016; September 9, 2016; August 19, 2016; August 1, 2016; June 21, 2016; May 27, 2016; May 19, 2016; April 22, 2016; April 15, 2016; April 5, 2016; March 16, 2016 and March 15, 2016; and

●	the description of our common stock in our Form 8-A, filed April 19, 2010 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-1 (File No. 333-159959) filed on June 12, 2009 and declared effective by the SEC on July 23, 2009, and any amendment or report filed with the SEC for purposes of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to SkyPeople Fruit Juice, Inc., Attention: Investor Relations Department, 16F, National Development Bank Tower No. 2, Gaoxin 1st Road, Xi’an, PRC 710075, telephone 86-29-88377161, or from the SEC through the SEC’s website at the web address provided below.

We file annual and quarterly reports, current reports on Form 8-K and proxy statements with the SEC.  The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this Prospectus. This Prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

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SkyPeople Fruit Juice, Inc.

862,907 Shares of Common Stock
$3.10 per Share

PROSPECTUS SUPPLEMENT

April 13, 2017